UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 29, 2003



                        Capital Senior Living Corporation
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             (Exact name of registrant as specified in its charter)


         Delaware                        1-13445                75-2678809
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(State or other jurisdiction of   (Commission File Number)     (IRS Employer
 incorporation or organization)                              Identification No.)


               14160 Dallas Parkway
                    Suite 300
                  Dallas Texas                                    75254

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     (Address of principal executive offices)                  (Zip Code)





Registrant's telephone number, including area code:  (972) 770-5600



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          (Former name or former address, if changed since last report)







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Item 2. Acquisition or Disposition of Assets.

         The registrant announced on March 31, 2003 that it had executed Partnership Interest Purchase Agreements to purchase the remaining interests in Triad Senior Living II, L.P., Triad Senior Living III, L.P., Triad Senior Living IV, L.P., and Triad Senior Living V, L.P., (the "Triad Entities"). Effective July 1, 2003, the registrant purchased the partnership interests of the general partner and other third party limited partnership interests of the Triad Entities for approximately $1.7 million plus liabilities assumed. The registrant paid for these interests with cash of $1,292,550.58 and by issuing promissory notes in the aggregate principal amount of $402,905.01. Such notes are due no later than January 2, 2004.

         The registrant previously had an approximate 1% limited partnership interest in each of the Triad Entities. The Triad Entities are comprised of twelve senior living communities with a combined resident capacity of approximately 1,670 residents. The resident capacity mix is 95% independent living and 5% assisted living, with all revenues derived from private pay sources.

Item 7. Financial Statements and Exhibits.

         (a) Not applicable.

         (b) Pro forma financial information.

         The pro forma financial  statements of the registrant  required by this
Item 7(b) are not yet available. The registrant expects that the pro forma financial statements will be complete and filed by amendment to this Form 8-K Current Report within 60 days after the date this Form 8-K Current Report is required to be filed with the Securities and Exchange Commission.

         (c) Exhibits.

                  10.1 Form of Partnership Interest Purchase Agreements, dated as of March 25, 2003, between Capital Senior Living Properties, Inc. and the Triad Entities, regarding the exercise of the registrant's options to purchase the partnership interests in the Triad Entities owned by non-registrant parties (incorporated by reference to Exhibit 10.115 to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed by the registrant with the Securities and Exchange Commission)

         The following exhibit to this Current Report on Form 8-K is not being filed but is being furnished pursuant to Item 9 and Item 12 below:

                  99.1     Press Release dated July 29, 2003


Item 9. Regulation FD Disclosure; Item 12. Results of Operations and Financial Condition.

         On July 29, 2003, the registrant announced its financial results for the quarter ended June 30, 2003 by issuing a press release. The full text of the press release issued in connection with the announcement is attached hereto as Exhibit No. 99.1. This information is being furnished under both Item 9 (Regulation FD Disclosure) and Item 12 (Results of Operations and Financial Condition) of Form 8-K. This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The press release contains and may implicate, forward-looking statements regarding the registrant and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

         In the press release, the registrant's management utilized non-GAAP financial measures to describe the registrant's EBITDA, cash earnings and cash earnings per share. These non-GAAP financial measures are used by management to evaluate financial performance and resource allocation for its facilities and for the registrant as a whole. These measures are commonly used as an analytical indicator within the senior housing industry, and also serve as a measure of leverage capacity and debt service ability. The registrant has provided this information in order to enhance investors overall understanding of registrant's

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financial  performance  and prospects.  In addition,  because the registrant has historically provided this type of information to the investment community, the registrant believes that including this information provides consistency in its financial reporting.

         These non-GAAP financial measures should not be considered as measures of financial performance under generally accepted accounting principles, and items excluded from them are significant components in understanding and assessing financial performance. These measures should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing, or financing activities, earnings per share or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because these measures are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, these measures as presented may not be comparable to other similarly titled measures of other companies.













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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 29, 2003                      Capital Senior Living Corporation


                                         By:  /s/ David R. Brickman
                                            ------------------------------------
                                         Name: David R. Brickman
                                         Title: Vice President





















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                                  EXHIBIT INDEX



    Exhibit No.                             Description

       10.1 Form of Partnership Interest Purchase Agreements, dated as of March 25, 2003, between Capital Senior Living Properties, Inc. and the Triad Entities, regarding the exercise of the registrant's options to purchase the partnership interests in the Triad Entities owned by non-registrant parties (incorporated by reference to Exhibit 10.115 to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed by the registrant with the Securities and Exchange Commission)

       99.1                Press Release dated July 29, 2003